Exhibit 99.1

BJ’s Restaurants, Inc. Announces Date for Fourth Quarter and Fiscal 2007 Earnings Release and Conference Call; Management to Present at the Roth Capital Partners 20th Annual OC Conference

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced that it will release its fourth quarter and fiscal 2007 results after the market closes on Thursday, February 14, 2008. The Company will host an investor conference call at 2:00 p.m. (Pacific) that same day. The conference call will be broadcast live over the Internet. To listen to the conference call, please visit the “Investors” page of the Company's Web site located at www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

Additionally, the management team of BJ’s Restaurants, Inc. will be presenting at the Roth Capital Partners 20th Annual OC Conference to be held at the Ritz Carlton Laguna Niguel in Dana Point, California on February 19, 2008 at approximately 8:30 a.m. (Pacific). The presentation at the Roth Capital Partners Conference will be broadcast over the internet. Interested parties can listen to the presentation by accessing the “Investor” page of the Company’s website located at www.bjsrestaurants.com. An archive of the webcast will be available shortly after the presentation and will be available for 30 days. To access the live simulcast of the presentation, please go to the Company's website at least 15 minutes prior to the presentation to download and install any necessary audio software.

BJ's Restaurants, Inc. currently owns and operates 68 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 68 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. (714) 500-2400.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400